UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At a special meeting of stockholders of Klotho Neurosciences, Inc. (the “Company”) held on May 28, 2025, the Company’s stockholders approved a proposal to approve the proposed amendment of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between one-for-2 to one-for-50, as determined by the Company’s Board of Directors (the “Reverse Stock Split”).

On April 8, 2025, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 28,510,632 common shares of the Company were issued and outstanding. The holders of 20,321,223 common shares of the Company were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals.

Proposal 1. Approval of the Reverse Stock Split.

For	Against	Abstain	Broker Non-Votes
18,977,235	1,343,426	562	-

Since there were sufficient votes represented at the special meeting to approve the Reverse Stock Split, the proposal to adjourn the special meeting to solicit additional proxies was moot and therefore not presented or voted on.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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